Exhibit 99.1

CONTACT:	Richard G. Smith
Chief Financial Officer
Deerfield Triarc Capital Corp.
(773) 380-6587
www.deerfieldtriarc.com

DEERFIELD TRIARC CAPITAL CORP. ANNOUNCES FIRST QUARTER 2006 RESULTS

Chicago, May 15, 2006 -- Deerfield Triarc Capital Corp. (NYSE: DFR)
announced today the results of operations for its first quarter ended March 31, 2006.

HIGHLIGHTS:

•	First quarter net income totaled $19.2 million, or $0.37 per diluted share.
•	Estimated REIT taxable income for the quarter, a non-GAAP financial measure, was $21.3 million, or $0.41 per diluted common share.
•	Quarterly distribution of $0.36 per share for the first quarter of 2006, up from $0.35 per share in the fourth quarter of 2005.
•	Increase of 16 percent in the residential mortgage-backed securities portfolio to $8.1 billion during the quarter, from $7.0 billion at December 31, 2005.
•	Increase of 10 percent in the alternative investment portfolio to $820.2 million from $743.4 million at December 31, 2005.
•	Closed a $300 million warehouse funding facility for alternative investments, providing attractive financing rates and increased leverage.

Results of Operations

Net income for the quarter ended March 31, 2006, totaled $19.2 million or $0.37 per diluted common share, flat to the fourth quarter of 2005. Earnings benefited from increased net interest income due to a higher level of invested assets, offset by lower gains from investment securities activity. The company commenced operations in December 2004 and, accordingly, year-ago operating results comparisons are less meaningful.

Estimated REIT taxable income, a non-GAAP financial measure, for the quarter ended March 31, 2006 totaled $21.3 million, or $0.41 per diluted common share. For a reconciliation of GAAP net income to estimated REIT taxable income, see the attached schedule.

Total invested assets grew to $8.9 billion during the quarter, as compared to $7.8 billion as of December 31, 2005. Growth was primarily in the residential mortgage-backed securities (“RMBS”) portion of the portfolio, as anticipated proceeds from the alternative investment warehouse funding facility were reinvested on a leveraged basis for April settlement.

Gregory H. Sachs, chairman and CEO of Deerfield Capital Management LLC, the company’s external manager, said, “The success of our diversified strategy is exemplified by the growth of assets in the portfolio and the recent dividend increase. Looking ahead, we are confident of our ability to generate enhanced returns for DFR shareholders.”

Investment Portfolio

The following table summarizes the carrying value of our investment portfolio, excluding credit default swaps, and the respective balance sheet classification as of March 31, 2006.

	Carrying Value

Security Description	Available-for- Sale Securities	Trading Securities	Other Investments	Loans Held For Sale	Loans	Total

	(In thousands)

RMBS	$8,099,466	$2,470	$—	$—	$—	$8,101,936

Asset-backed securities held in CDO(1)	297,236	—	—	—	—	297,236
Loans(2)	—	—	—	283,925	178,923	462,848
Commercial mortgage loans	—	—	—	5,366	—	5,366
Common and preferred equities	15,846	—	12,321	—	—	28,167
High yield corporate bonds(3)	23,635	—	—	—	—	23,635
Other investments	2,967	—	—	—	—	2,967

Total alternative investments	339,684	—	12,321	289,291	178,923	820,219

Total invested assets	$8,439,150	$2,470	$12,321	$289,291	$178,923	$8,922,155

Total invested assets - December 31, 2005	$7,285,052	$4,738	$12,303	$294,063	$158,111	$7,754,267

(1)	Asset-backed securities held in CDO include RMBS, CMBS and other ABS.
(2)	Loans exclude credit default swaps with a fair value of approximately $514,000 and a $78.0 million notional value.
(3)	High yield corporate bonds include $8.0 million of securities held in a CDO.

Mortgage Securities Investment Portfolio

During the first quarter of 2006, the RMBS portfolio increased by 15.6 percent over the prior quarter, to $8.1 billion from $7.0 billion. At quarter end, the aggregate amortized cost of the RMBS exceeded its aggregate estimated fair value by $171.4 million. Unrecognized net gains of $117.1 million on interest rate swaps designated as a hedge provided a favorable offset. The net portfolio duration, which is the difference between the duration of the RMBS and the duration of the repurchase agreements funding these investments, adjusted for the effects of the company’s swap portfolio, was approximately 0.54 years at March 31, 2006.

Commenting on the RMBS portfolio, Jonathan W. Trutter, the CEO of Deerfield Triarc Capital Corp., stated, “Demonstrating the ability to increase our GAAP and taxable income, as well as our quarterly dividend during a flat to inverted yield curve environment is a terrific endorsement of our investment strategy. We believe these results continue to highlight the advantages of our unique ‘next generation’ financial company platform.”

The mortgage-backed securities holdings consist primarily of hybrid adjustable rate and fixed rate bonds as of March 31, 2006 as follows (dollars in thousands):

					Weighted Average

Security Description (1)	Par Amount	Estimated Fair Value	Percent of RMBS	Percent of Total Investments	Coupon	Months to Reset (2)	Yield to Maturity	Contractual Maturity	Constant Pre-payment Rate	Duration in Years

	(In thousands)

Agency RMBS:
3-1 hybrid adjustable rate	$780,823	$771,641	9.5%	8.7%	4.40%	20	5.54%	11/30/34	21.9	1.5
5-1 hybrid adjustable rate	3,660,478	3,611,765	44.5%	40.5%	4.90%	49	5.61%	04/23/35	16.3	2.0
7-1 hybrid adjustable rate	170,913	167,758	2.1%	1.9%	4.96%	71	5.74%	03/19/35	8.9	2.5
10-1 hybrid adjustable rate	444,675	433,470	5.4%	4.9%	5.23%	113	5.90%	07/21/35	8.2	3.3
15 year fixed rate	131,571	130,783	1.6%	1.5%	5.50%	NA	5.64%	10/23/20	9.4	3.5
30 year fixed rate	1,362,795	1,339,714	16.5%	15.0%	5.66%	NA	5.94%	10/04/35	9.8	4.2

Non-Agency AAA-Rated RMBS:
Hybrid adjustable rate	902,347	895,715	11.1%	10.0%	5.36%	NA	5.90%	05/09/35	16.6	1.8
Fixed rate	708,425	685,224	8.5%	7.7%	5.54%	NA	6.09%	08/21/34	5.6	5.1

Other:
Interest-only (I/O) strips (3)	183,846	23,359	0.3%	0.3%	5.53%	NA	15.47%	04/02/37	13.2	-17.1
I/O - trading (3)	436,574	2,470	0.0%	0.0%	1.00%	NA	15.17%	05/08/35	18.1	0.6
I/O and principal-only strip (3)	81,096	40,037	0.5%	0.4%	1.42%	NA	6.30%	04/12/35	16.6	4.4

Total RMBS	$8,863,543	$8,101,936	100.0%	90.9%

RMBS - December 31, 2005	$7,666,070	$7,010,870

(1)	Includes securities classified as both available-for-sale and trading.
(2)	Represents number of months before conversion to floating rate.
(3)	Interest and principal-only strips represent solely the interest or principal portion of a security. Therefore, the par amount reflected should not be used as a comparison to fair value.

In an effort to earn higher returns in the current environment of higher interest rates and a flat yield curve, the company invested in a mix of longer-duration hybrid rate and fixed rate investments. In addition, the company used its hedging program to lock in financing rates to achieve the targeted net portfolio duration. Fixed rate securities totaled 27.4 percent of the RMBS portfolio as of March 31, 2006. The company has hedged a substantial portion of the borrowing costs associated with the repurchase agreements funding the RMBS portfolio using interest rate swaps, which are accounted for as cash flow hedges under GAAP.

Alternative Investments Portfolio

Complementing the mortgage securities segment of the portfolio are alternative investments that represent attractive yield and diversification opportunities. During the first quarter 2006, the alternative investment portfolio increased by 10.3 percent over the fourth quarter 2005 to $820.2 million from $743.4 million, and by 36.4 percent over the $601.1 million reported in the third quarter of 2005. Commenting on the company’s strategy to build this segment of the portfolio, CEO Trutter said, “Growing the alternative investment portfolio is a significant area of focus for us. The progress we achieved in the first quarter is a reflection of our substantial deal pipeline and prudent credit screening. We will continue to be selective in the growth of this part of the DFR portfolio in order to achieve attractive returns without sacrificing credit quality.”

Warehouse Funding Transaction

On March 10, 2006 the company closed DWFC, LLC and Deerfield Triarc TRS (Bahamas) Ltd., a $300 million warehouse funding facility that provides financing for alternative investments. Assets in the facility range from large syndicated bank loans to subordinated loans and preferred stock. Advance rates vary by asset type. Invested assets in this facility totaled $12.2 million at March 31, 2006.

Dividend

As previously announced, the company declared a quarterly distribution of $0.36 per share of common stock for the first quarter of 2006 to shareholders of record as of May 4, 2006, to be paid on May 26, 2006.

Book Value

Book value per share at March 31, 2006 was $13.69 compared to $13.50 at December 31, 2005. The fourth quarter 2005 dividend of $0.35 was declared on December 20, 2005. Unlike year-end, March 31, 2006 book value has not been adjusted for the quarterly dividend, which, for the first quarter of 2006, was declared on April 24, 2006.

About the Company

Deerfield Triarc Capital Corp. is a diversified financial company formed in 2004 to invest in real estate-related securities and various other asset classes. The company has elected and intends to continue to qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. The objective is to provide attractive returns to investors through a combination of dividends and capital appreciation, which the company intends to achieve by opportunistically investing in financial assets and to construct an investment portfolio appropriately leveraged to seek attractive risk-adjusted returns.

The targeted asset classes and the principal investments the company expects to make in each are as follows:

Asset Class	Principal Investments

Real Estate-Related Securities	Residential mortgage-backed securities, or
RMBS
Commercial mortgage-backed securities, or
CMBS

Other Asset-backed Securities, or	Collateralized debt obligations, or CDOs
ABS	Consumer ABS

Loans and Related Derivatives	Senior Secured and Unsecured Loans
Credit Default Swaps on Senior Secured Loans

Leveraged Finance Instruments	Corporate Mezzanine Loans
High Yield Corporate Bonds
Distressed and Stressed Debt Securities
Private Equity Investments

In addition, the company may invest opportunistically in other types of investments within the core competencies of its manager, Deerfield Capital Management, including investment grade corporate bonds and related derivatives, government bonds and related derivatives, and other fixed income related instruments.

* * Notes and Tables to Follow * *

NOTES TO PRESS RELEASE

The statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Deerfield Triarc Capital Corp. (“Deerfield Triarc” or the “company”) and statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements related to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to, general volatility of the securities markets in which we invest and the market price of our common stock; changes in our industry, interest rates, the debt securities markets or the general economy; increased prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; increased rates of default and/or decreased recovery rates on our investments; changes in governmental regulations, tax rates and similar matters; our expected financings and investments; availability of investment opportunities in real estate-related and other securities; the degree and nature of our competition; and other risks and uncertainties disclosed from time to time in the company’s filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the company’s control.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referenced above. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by federal securities laws. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

DEERFIELD TRIARC CAPITAL CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	March 31, 2006	December 31, 2005

ASSETS
Cash and cash equivalents	$19,446	$35,542
Due from broker	27,912	191,845
Restricted cash and cash equivalents	22,953	85,311
Available-for-sale securities, including $7,162,661 and $6,847,723 pledged—at fair value	8,439,150	7,285,052
Trading securities—at fair value	2,470	4,738
Other investments	12,321	12,303
Derivative assets	114,947	69,406
Loans held for sale	289,291	294,063
Loans	178,923	158,111
Interest receivable	46,881	40,648
Other receivable	13,883	16,976
Prepaid and other assets	11,340	9,817

TOTAL ASSETS	$9,179,517	$8,203,812

LIABILITIES
Repurchase agreements, including $30,565 and $26,788 of accrued interest	$7,116,051	$6,768,396
Due to broker	713,595	77,327
Dividends payable	—	18,081
Derivative liabilities	3,892	6,053
Interest payable	19,909	18,262
Long term debt	615,550	615,550
Management and incentive fee payable	2,500	2,453
Other payables	635	487

TOTAL LIABILITIES	8,472,132	7,506,609

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001:
100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, par value $0.001:
500,000,000 shares authorized; 51,659,701 shares issued and outstanding (including 269,232 restricted shares)	51	51
Additional paid-in capital	746,038	747,919
Deferred equity compensation	—	(2,397)
Accumulated other comprehensive loss	(54,200)	(44,703)
Retained earnings (deficit)	15,496	(3,667)

TOTAL STOCKHOLDERS’ EQUITY	707,385	697,203

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,179,517	$8,203,812

DEERFIELD TRIARC CAPITAL CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except share and per share amounts)

	Three months ended March 31,

	2006	2005

REVENUES
Net interest income:
Interest income	$102,028	$25,240
Interest expense	79,105	16,382

Net interest income	22,923	8,858

EXPENSES
Management and incentive fee expense to related party	4,875	2,626
Professional services	478	27
Insurance expense	181	164
Other general and administrative expenses	581	61

Total expenses	6,115	2,878

OTHER INCOME AND GAIN (LOSS)
Net gain on available-for-sale securities	2,092	—
Net loss on trading securities	(1,813)	(73)
Net gain (loss) on loans	532	(134)
Net gain on derivatives	1,443	124
Dividend income	101	—

Net other income and gain (loss)	2,355	(83)

NET INCOME	$19,163	$5,897

NET INCOME PER SHARE—Basic	$0.37	$0.22

NET INCOME PER SHARE—Diluted	$0.37	$0.22

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING - Basic	51,390,470	26,923,139

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING - Diluted	51,515,588	26,959,651

DEERFIELD TRIARC CAPITAL CORP. AND ITS SUBSIDIARIES
RECONCILATION OF GAAP NET INCOME TO ESTIMATED REIT TAXABLE
INCOME (UNAUDITED)

Three months ended March 31, 2006

(In thousands)

GAAP net income	$19,163

Adjustments to GAAP net income:
Organization costs	(2)
Impairment of available-for sale securities not recognized for tax purposes	1,838
Amortization/accretion of security premium (discount)	831
Security basis difference recognized upon sale	(478)
Hedge ineffectiveness	(589)
Stock and options grant	385
Unrealized gain (loss)	(127)
Amortization of terminated swaps	131
Amortization of financing element in Pinetree swap	(60)
Gain on intercompany sale eliminated for GAAP	243
Non-allowable deduction for meals and entertainment	27
Exclusion of Deerfield Triarc TRS Holdings, LLC net income	(32)

Net adjustments to GAAP net income	2,167

Estimated REIT taxable income	$21,330

The company believes that the presentation of estimated REIT taxable income is useful to investors because it demonstrates the estimated minimum amount of distributions it must make in order to avoid corporate level income tax. However, beyond its intent to distribute to stockholders at least 90% of REIT taxable income on an annual basis in order to maintain our REIT qualification, the company does not expect that the amount of distributions it makes will necessarily correlate to estimated REIT taxable income. Rather, the company expects to determine the amount of distributions to make based on cash flow, GAAP net income and what it believes to be an appropriate and competitive dividend yield relative to other specialty finance companies and mortgage REITs. Estimated REIT taxable income will not necessarily bear any close relation to cash flow. Accordingly, the company does not consider estimated REIT taxable income to be a reliable measure of liquidity although the related distribution requirement can impact liquidity and capital resources. Moreover, there are limitations associated with estimated REIT taxable income as a measure of financial performance over any period, and the presentation of estimated REIT taxable income may not be comparable to similarly titled measures of other companies, who may use different calculations. As a result, estimated REIT taxable income should not be considered as a substitute for GAAP net income as a measure of financial performance.